Exhibit 99.1

Ispire Technology Inc. Reports Financial Results for Fiscal First Quarter 2025

Gross Profit Increased 13.2% Year-Over-Year to $7.7 Million

Gross Margins increased to 19.5%, up from 16.0% in Fiscal Q1 2024

Expanded Global Reach through 5-Year Master Distributor Agreement with ANDS for MENA and Global
Duty-Free Markets

LOS ANGELES, November 11, 2024 – Ispire Technology Inc. (NASDAQ: ISPR) (“Ispire,” the “Company,” “we,” “us,” or “our”), an innovator in vaping technology and precision dosing, today reported results for the fiscal first quarter 2025, which ended on September 30, 2024, and anticipates filing its annual report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2024.

Fiscal First Quarter 2025 Financial Results

●	Revenue was $39.3 million as compared to $42.9 million in the fiscal first quarter of 2024.

●	Gross profit increased 13.2% to $7.7 million compared to $6.8 million in the fiscal first quarter of 2024.

●	Gross margin increased to 19.5% as compared to 16.0% in the fiscal first quarter of 2024

●	Total operating expenses increased 67.0% to $12.9 million as compared to $7.7 million in the fiscal first quarter of 2024.

●	Net loss of ($5.6) million as compared to net loss of ($1.3) million in the fiscal first quarter of 2024.

Michael Wang, Co-Chief Executive Officer of Ispire, commented, “Our results from the fiscal first quarter of 2025 reflect our commitment to our growth strategy of becoming the leading innovative vaping technology and precision dosing solutions company worldwide. While our financial results were slightly impacted due to the strategic shifts we have made in our US business to focus on high quality customers and to improve payment terms and gross profit, I am pleased with our team’s overall performance given the challenging macroeconomic environment and look forward to the remainder of fiscal 2025 and the opportunities that lay ahead.”

Mr. Wang continued, “Additionally, we have continued to make progress with the point-of-use age-gating technology and have begun the initial phase of commercialization worldwide. Also, our recently launched ‘I-80’ is set to revolutionize the cannabis industry given its production efficiency and cost effectiveness and we continue to see increased adoption of our machine from leading players in the industry. Lastly, we are excited to have recently expanded our global reach through a landmark 5-year master distributor agreement with ANDS for the Middle East and North Affrica region and Global Duty-Free markets. This partnership will enable us to bring our Hidden Hills Club nicotine portfolio to new markets, offering adult consumers innovative, harm-reduced alternatives to combustible cigarettes. We believe that the recent advancements we have made, combined with our solid financial performance, positions Ispire for continued growth and success as we proceed with our mission of providing industry-leading vaping technology worldwide.”

Jim McCormick, Chief Financial Officer of Ispire, stated, “The results from our fiscal first quarter were in line with our internal projections as we shifted our U.S. strategy while we also had a few delayed shipments which impacted our quarterly results. Despite the obstacles we’ve faced, our first quarter financial performance was still strong, including our gross profit increasing 13.2% year-over-year and our gross margins improving from 16.0% in the fiscal first quarter of 2024 to 19.5% in the fiscal first quarter of 2025. As we head into the remainder of fiscal 2025, we are confident that we are well-positioned to continue delivering value to our shareholders as we advance our mission of becoming a global leading provider of innovative vaping technology and precision dosing solutions.”

Financial Results for the Fiscal First Quarter Ended September 30, 2024

For the fiscal first quarter ended September 30, 2024, Ispire reported revenue of $39.3 million compared to $42.9 million during the same period last year, a decrease of 8.2%. The decrease in revenue is the combined effect of decreases in product sales in the United States of $8.1 million from $17.8 million for the fiscal first quarter ended September 30, 2023, to $9.7 million for the three months ended September 30, 2024, offset by increases in sales of vaping products in Europe of $2.1 million from $19.9 million for the three months ended September 30, 2023 to approximately $22.0 million for the fiscal first quarter ended September 30, 2024, and increases in sales to other regions of $3.7 million from $0.06 million for the three months ended September 30, 2023 to approximately $3.8 million for the fiscal first quarter ended September 30, 2024, mainly contributed by increase in sales to South Africa of $2.9 million.

Gross profit for the fiscal first quarter ended September 30, 2024, was $7.7 million compared to $6.8 million for the fiscal first quarter 2024 ended September 30, 2023. Over this same period, our gross margin grew to 19.5%, from 16.0%. The increase in gross profit and gross margin was primarily due to changes in product mix with an increase in higher margin products being sold during the fiscal first quarter ended September 30, 2024.

Total operating expenses for the fiscal first quarter ended September 30, 2024 were $12.9 million as compared to $7.7 million for fiscal first quarter ended September 30, 2023. The increase in operating expenses is due to an increase in our marketing activities, marketing campaign and trade shows of $0.7 million, stock-based compensation expense related to selling personnel of $1.0 million for the three months ended September 30, 2024 and headcount and payroll expense for Aspire Science of $0.1 million. The Company also had an increase in stock-based compensation expense of $1.0 million for the three months ended September 30, 2024, as compensation and incentive for management, employees and service providers, and an increase in bad debt expense as an allowance for credit losses of $1.9 million from accounts resulted from management’s assessment on Company’s account receivables balances.

For the fiscal first quarter ended September 30, 2024, net loss was ($5.6) million or ($0.10) per share, compared to a net loss of ($1.3) million, or ($0.02) per share for fiscal first quarter ended September 30, 2023.

As of September 30, 2024, Ispire had $37.7 million in cash and cash equivalents and working capital of $16.6 million.

Conference Call

The Company will conduct a conference call at 8:00 am Eastern Time on Monday, November 11, 2024, to discuss the results. Ispire management will host the conference call, followed by a question-and-answer period.

Please call the conference call dial-in 5-10 minutes prior to the start time and ask for the “Ispire Technology Call.” An operator will register your name and organization.

●	Date: Monday, November 11, 2024

●	Time: 8:00 am ET

●	Dial-In Numbers: United States 844-826-3033 or International +1 412-317-5185

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at https://viavid.webcasts.com/starthere.jsp?ei=1693594&tp_key=0c7f927f41

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available from 11:00 am ET on November 11, 2024 through November 25, 2024. To listen, please dial 1-844-512-2921 or 1-412-317-6671. Use the passcode 10193803 to access the replay.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware only in the U.S., and it recently commenced its marketing activities in Canada and Europe. For more information, visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Facebook, Twitter and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the Company may be successful in re-entering the U.S. ENDS market; the approval or rejection of any PMTA submitted by the Company; whether the Company’s joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. (the “Joint Venture”) may be successful in achieving its goals as currently contemplated, with different terms, or at all, the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices, the Company’s ability to collect its accounts receivable in a timely manner, the Company’s business strategies, the ability of the Company to market to the Ispire ONE™, Ispire ONE™’s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of its products on the markets, the Ispire ONE™ proving to be safe, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended September 30, 2023 and any subsequent filings which Ispire makes with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by applicable law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In $USD, except share and per share data)

	September 30, 2024	June 30, 2024
Assets
Current assets:
Cash	$37,731,954	$35,071,294
Restricted cash	24,280	-
Accounts receivable, net	62,359,322	59,734,765
Inventories, net	6,992,025	6,365,394
Prepaid expenses and other current assets	1,406,822	1,400,152
Total current assets	108,514,403	102,571,605
Other assets:
Property, plant and equipment, net	2,662,714	2,582,457
Intangible assets, net	2,015,805	1,375,666
Right-of-use assets – operating leases	3,295,952	3,579,140
Other investment	2,000,000	2,000,000
Equity method investment	10,172,075	10,248,048
Other non-current assets	291,699	284,050
Total other assets	20,438,245	20,069,361
Total assets	$128,952,648	$122,640,966
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,341,642	$3,779,723
Accounts payable – related party	76,001,622	67,046,472
Contract liabilities	2,245,505	2,218,166
Accrued liabilities and other payables	12,139,232	11,738,339
Income tax payable	399,995	-
Operating lease liabilities – current portion	1,240,726	1,207,832
Total current liabilities	96,368,722	85,990,532

Other liabilities:
Operating lease liabilities – net of current portion	1,869,951	2,194,094
Total liabilities	98,238,673	88,184,626

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 56,641,041 and 56,470,636 shares issued and outstanding as of September 30, 2024 and June 30, 2024	5,664	5,647
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued at September 30, 2024 and June 30, 2024	-	-
Additional paid-in capital	45,224,962	43,217,391
Accumulated deficit	(14,420,057)	(8,825,041)
Accumulated other comprehensive (loss) income	(96,594)	58,343
Total stockholders’ equity	30,713,975	34,456,340
Total liabilities and stockholders’ equity	$128,952,648	$122,640,966

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In $USD, except share and per share data)

	Three Months Ended September 30,
	2024	2023

Revenue	$39,338,313	$42,864,647
Cost of revenue	31,663,935	36,019,799
Gross profit	7,674,378	6,844,848
Operating expenses:
Sales and marketing expenses	2,992,247	1,025,219
General and administrative expenses	9,904,539	6,697,874
Total operating expenses	12,896,786	7,723,093
Loss from operations	(5,222,408)	(878,245)
Other income (expense):
Interest income	86	72,246
Exchange gain, net	117,585	3,661
Other income (expenses), net	6,935	(43,204)
Total other income, net	124,606	32,703
Loss before income taxes	(5,097,802)	(845,542)
Income taxes - current	(497,214)	(496,045)
Net loss	$(5,595,016)	$(1,341,587)
Other comprehensive (loss) income
Foreign currency translation adjustments	(154,937)	44,463
Comprehensive loss	(5,749,953)	(1,297,124)
Net loss per share
Basic and diluted	$(0.10)	$(0.02)
Weighted average shares outstanding:
Basic and diluted	56,601,320	54,246,212

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In $USD, except share and per share data)

	Three Months ended September 30,
	2024	2023
Net loss:	$(5,595,016)	$(1,341,587)
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	204,807	29,161
Credit loss expenses	3,102,081	225,487
Right-of-use assets amortization	283,188	287,481
Stock-based compensation expenses	2,007,588	967,560
Inventory impairment	73,692	-
Loss from equity method investment	75,973	-
Changes in operating assets and liabilities:
Accounts receivable, net	(5,726,638)	(14,710,476)
Inventories	(700,323)	1,863,080
Other current and non-current assets	(14,319)	1,603,180
Accounts payable	9,517,069	(2,449,276)
Contract liabilities	(87,402)	281,529
Accrued liabilities and other payables	360,697	(124,950)
Income tax payable	399,995	496,138
Lease liabilities	(291,249)	(249,753)
Net cash provided by (used in) operating activities	$3,610,143	$(13,122,426)

Cash flows from investing activities:
Purchase of property, plant and equipment	(268,781)	(533,122)
Acquisition of intangible assets	(656,422)	(255,650)
Net cash used in investing activities	$(925,203)	$(788,772)

Cash flows from financing activities:
Repayments of advances from a related party	-	(703,323)
Net cash used in financing activities	$-	$(703,323)

Net increase (decrease) in cash and cash equivalents	2,684,940	(14,614,521)
Cash and cash equivalents - beginning of period	35,071,294	40,300,573
Cash and cash equivalents - end of period	$37,756,234	$25,686,052

Supplemental non-cash investing and financing activities
Leased assets obtained in exchange for operating lease liabilities	-	537,307

For more information, kindly contact:

IR Contacts:

Investor Relations

Sherry Zheng

718-213-7386

ir@ispiretechnology.com

KCSA Strategic Communications

Phil Carlson

212-896-1233

ispire@kcsa.com

PR Contact:

Ellen Mellody

570-209-2947

EMellody@kcsa.com